Exhibit 99.1

Myseum.AI to Apply for Tokenization of Nasdaq-Listed Common Stock Following Landmark Expansion of U.S. Digital Securities Market

Proposed initiative would seek to create an issuer-authorized, blockchain-based representation of Myseum.AI common stock while preserving traditional shareholder rights

NEW BRUNSWICK, N.J., September 23, 2026 (GLOBE NEWSWIRE) – Myseum.AI, Inc. (Nasdaq: MYSE) (“Myseum.AI” or the “Company”), a privacy-first agentic AI and social media technology company, today announced that it intends to apply to tokenize its Nasdaq-listed common stock through one or more qualified digital-asset securities platforms.

The planned application follows significant regulatory developments supporting the introduction of blockchain-based representations of publicly traded equities in the United States. Myseum.AI intends to evaluate an issuer-authorized structure in which tokenized Myseum.AI shares would represent the Company’s actual registered common stock, not synthetic exposure, and would be designed to preserve the economic, voting and other ownership rights associated with traditional Myseum.AI shares. The announcement does not constitute the issuance of a new security, a change in the Company’s existing capital structure or an offer to sell securities. Myseum.AI’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “MYSE.” Existing shareholders are not required to take any action at this time.

If approved and successfully implemented, tokenization could allow eligible investors to hold and transfer a digital representation of Myseum.AI common stock using blockchain infrastructure, subject to applicable securities laws, trading-platform requirements and geographic restrictions.

Potential benefits under evaluation include:

●	Expanded access to Myseum.AI shares through digital native investment platforms.

●	Greater transparency through blockchain-based ownership records.

●	More efficient trade settlement and share transfers.

●	Potential access to extended hours or continuous trading environments where legally permitted.

●	Improved interoperability between traditional securities and regulated digital-asset infrastructure.

●	Broader engagement with a new generation of global and digitally native investors.

“Tokenization has the potential to fundamentally modernize how public-company shares are held, transferred and accessed,” said Darin Myman, Chief Executive Officer of Myseum.AI. “We believe Myseum.AI has an opportunity to move decisively as regulated capital markets begin adopting blockchain infrastructure.”

“Our objective is not to create a synthetic instrument that merely tracks Myseum.AI’s market price,” Myman continued. “We intend to explore an issuer-supported structure designed to represent actual ownership of Myseum.AI common stock and preserve the rights of our shareholders. We believe this distinction is essential to building a transparent, compliant and credible tokenized-equity program.”

The Company plans to begin discussions with regulated tokenization platforms, broker-dealers, transfer agents, custodians and other digital-securities infrastructure providers. The Company will evaluate potential blockchain networks and service providers based on regulatory compliance, cybersecurity, investor protection, market accessibility, scalability and compatibility with Myseums.ai’s existing Nasdaq listing.

Any tokenization would be subject to completion of the Company’s evaluation process, acceptance by a qualified provider or trading platform, applicable regulatory and exchange requirements, and the negotiation of definitive agreements. There can be no assurance that the application will be accepted or that tokenized trading of Myseum.AI common stock will ultimately become available.

About Myseum.AI, Inc.

Myseum.AI (formerly DatChat, Inc.) is a privacy-focused AI and social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience designed to make sharing photos easier, more fun, and more private. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum.AI is currently available at the iOS App Store and Google Play, with a desktop version expected later this year. For more information, visit myseum.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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